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                                                                     EXHIBIT 4.2

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF A SENIOR NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF MAY __, 2002, AMONG CARDIAC SCIENCE INC. (THE "COMPANY") AND THE PURCHASERS NAMED THEREIN. COPIES OF SUCH AGREEMENT ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.


                              CARDIAC SCIENCE, INC.

                          SENIOR NOTE DUE MAY [ ], 2007

No. [   ]                                             May [  ], 2002
$[        ]                                           New York, New York

          FOR VALUE RECEIVED, the undersigned, CARDIAC SCIENCE, INC., a Delaware
corporation (the "Company"), hereby promises to pay to the order of [        ],
or assigns, the principal sum of [             ] dollars ($ [       ] ) on
May __, 2007, in lawful money of the United States of America, with interest thereon to be computed from the date hereof to be paid in accordance with the terms of this Senior Note (the "Senior Note") and that certain Senior Note and Warrant Purchase Agreement, dated as of May ___, 2002, among the Company and the purchasers named therein (the "Purchase Agreement"). All capitalized terms not defined herein shall have the respective meanings set forth in the Purchase Agreement.

          The Company agrees to pay the principal sum of this Senior Note and interest on the unpaid principal sum of this Senior Note from time to time outstanding at the rates and at the times specified in Article II of the Purchase Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest and premiums (if any) thereon shall be due and payable on the Termination Date. All payments by the Company on this Senior Note shall be made in accordance with Section 2.4 of the Purchase Agreement, without presentment and without notations being made thereon. All payments by the Company hereunder shall be made without set-off or counterclaim.

          The Purchase Agreement provides for the acceleration of the maturity of this Senior Note upon the occurrence of certain events.

          This Senior Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Purchase Agreements, but not otherwise.

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                                                                               2

          This Senior Note is senior to all present and future Indebtedness of the Company and its Subsidiaries and will rank pari passu with the other senior notes issued pursuant to the Purchase Agreement.

          This Senior Note is secured by the Security Agreement, each Guaranty, each Subsidiary Guaranty and the other Other Agreements. All of the terms, representations, warranties, covenants and conditions contained in the Purchase Agreement, the Security Agreement, each Guaranty, each Subsidiary Guaranty and the other Other Agreements are hereby made part of this Senior Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Senior Note and the Purchase Agreement or the other Other Agreements, the terms and provisions of the Purchase Agreement or the other Other Agreements, as applicable, shall govern. The holder of this Senior Note is entitled to the benefits of this Senior Note, the Purchase Agreement, the Security Agreement, each Guaranty, each Subsidiary Guaranty and the other Other Agreements and may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto, but only to the extent permitted hereby and thereby.

          This Senior Note is registered in the register of the Company and, as provided and subject to the restrictions contained in Section 10.2 of the Purchase Agreement, upon surrender of this Senior Note for exchange or registration of transfer by the registered holder hereof or such holder's attorney duly authorized in writing, a new Senior Note for a like principal amount will be issued to, and registered in the name of, the transferee. This Senior Note may be transferred in accordance with the applicable provisions of the Purchase Agreement.

          This Senior Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the holder thereof, but only by an agreement in writing signed by the holder thereof and the Company.

          This Senior Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed solely within such state.

          All notices or other written communications hereunder shall be delivered in accordance with Section 12.3 of the Purchase Agreement.

                         [NO FURTHER TEXT ON THIS PAGE]

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          IN WITNESS WHEREOF, the Company has duly executed this Senior Note as of the day and year first above written.

                                     CARDIAC SCIENCE, INC.


                                     By:_________________________________
                                         Name:
                                         Title: